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                                                                    Exhibit 10.8


                           Finlay Enterprises, Inc.
                               521 Fifth Avenue
                             New York, NY 10175
                              Tel: 212-551-8382
                              Fax: 212-867-3326


                                               April 18, 1997


Mr. Joseph Melvin
5 Sanger Circle
Dover, Massachusetts 02030

Dear Joe:

     We are very pleased you have accepted our offer to join Finlay Fine Jewelry Corporation as President and Chief Operating Officer. We look forward to a very successful relationship. By this letter, I just want to confirm the terms of your employment.

Title:                  President and Chief Operating Officer

Base Salary:            $350,000 per year

Signing Bonus:          $25,000

Annual Bonus:           Up to 50% of Base Salary, based on Annual Budget Plan
                        adopted by Board of Directors and the following target criteria:

                             % of Plan           % of Bonus
                             achieved              earned
                             ---------           ----------

                                90%                  20%

                               100%*                 80%*

                               110%**               100%**

                        Bonus pro rata the 1st year
                        1st year - guaranty $75,000 bonus

-------------------------

      * For each one percent of Plan achieved above 90%, 6 points of bonus earned.

     **  For each one percent of Plan achieved above 100%, 2 points of bonus earned.


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                                     -2-

Options: 50,000 options at market price at time of grant (vested in equal annual amounts over 5 years)

Severance:              Termination by Company without cause (not including
                        death of disability) or if the Company gives you a lesser title - 1 year Base Salary

Benefits
Package: Eligible for benefit programs available to senior executives, including moving and relocation expenses in accordance with Company policy, as more fully set forth in the attached materials.

Starting Date:          May 1, 1997

     Please call me with any questions you may have relating to the above terms.

                                               Sincerely,

                                               /s/ Arthur E. Reiner

                                               Arthur E. Reiner
                                               President and Chief
                                                 Executive Officer